UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2019

CABOT OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On February 22, 2019, we issued a press release with respect to our 2018 fourth quarter and full year earnings. The press release is furnished as Exhibit 99.1 to this Current Report. The press release contains certain measures (discussed below) which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. In each case, the most directly comparable GAAP financial measure and information reconciling the GAAP and non-GAAP measures is also included in the press release.
Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
From time to time management discloses Return on Capital Employed, Discretionary Cash Flow, Free Cash Flow, EBITDAX, Net Income Excluding Selected Items, Earnings per Share Excluding Selected Items, Net Debt calculations and ratios and Pre-tax Present Value of Future Net Cash Flows, discounted at 10% annual rate. These non-GAAP financial measures, to the extent included in Exhibit 99.1, are reconciled to the most comparable GAAP financial measures in Exhibit 99.1.
Return on Capital Employed (ROCE) is defined as Net Income Excluding Selected Items (defined below) plus after-tax net interest expense divided by average capital employed, which is defined as total debt plus stockholders’ equity. ROCE is presented based on management's belief that this non-GAAP measure is useful information to investors when comparing our profitability and the efficiency with which management has employed capital over time relative to other companies. ROCE is not a measure of financial performance under GAAP and should not be considered an alternative to net income as defined by GAAP.
Discretionary Cash Flow is defined as net income plus non-cash charges and exploratory dry hole cost. Discretionary Cash Flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities, pay dividends and service debt. Discretionary Cash Flow is presented based on management’s belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities or have different financing and capital structures or tax rates. Discretionary Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity, or an alternative to net income.
EBITDAX is defined as net income plus interest expense, income tax expense, depreciation, depletion and amortization (including property impairments), exploration expense, gains and losses resulting from the sale of assets, non-cash gains and losses on derivative instruments, and stock-based compensation expense and other. EBITDAX is presented based on management’s belief that this non-GAAP measure is useful information to investors when evaluating our ability to internally fund exploration and development activities and to service or incur debt without regard to financial or capital structure. EBITDAX is not a measure of financial performance under GAAP and should not be considered as alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.
Free Cash Flow is defined as Discretionary Cash Flow (defined above) less capital expenditures. Free Cash Flow is an indicator of a company's ability to generate cash flow after spending the money required to maintain or expand its asset base. Free Cash Flow is presented based on management's belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Free Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.
Net Income Excluding Selected Items and Earnings per Share Excluding Selected Items are presented based on management’s belief that these non-GAAP measures enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. Net Income and Earnings per Share Excluding Selected Items is not a measure of financial performance under GAAP and should not be considered as an alternative to net income and earnings per share, as defined by GAAP.
The total debt to total capitalization ratio is calculated by dividing total debt by the sum of total debt and total stockholders’ equity.  This ratio is a measurement which is presented in our annual and interim filings and management believes this ratio is useful to investors in determining the Company’s leverage. Net Debt and the Net Debt to Total Capitalization ratio are non-GAAP measures which have been presented in Exhibit 99.1. Net Debt is calculated by subtracting cash and cash equivalents from total debt. Management believes that these measurements are also useful to investors since the

Company has the ability to and may decide to use a portion of its cash and cash equivalents to retire debt. Additionally, as the Company may incur additional expenditures without increasing debt, it is appropriate to apply cash and cash equivalents to debt in calculating the Net Debt to Total Capitalization ratio.
Pre-tax Present Value of Future Net Cash Flows, discounted at 10% annual rate, is defined as Standardized Measure of Discounted Future Net Cash Flows plus Future Income Tax Expenses, discounted at 10% annual rate. Year-end pre-tax PV-10 value is presented based on management’s belief this non-GAAP measure is useful information to investors and creditors when comparing pre-tax PV-10 values as a basis for comparison of our relative size and value of reserves as compared with other companies. Pre-tax Present Value of Future Net Cash Flows, discounted at 10% annual rate, is not a measure under GAAP and should not be considered as alternative to Standardized Measure of Discounted Future Net Cash Flows, as defined by GAAP.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
99.1Press release issued by Cabot Oil & Gas Corporation dated February 22, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

		By:	/S/ TODD M. ROEMER
Todd M. Roemer
Vice President and Controller
Date:	February 22, 2019

5